UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2020

BIOSTAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35853	45-5210462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Suite 11, Holliston, MA	01746
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (774) 233-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02.	Unregistered Sale of Equity Securities.

On September 29, 2020, Biostage, Inc. (the “Company”) issued shares upon the exercise of warrants to purchase the Company’s common stock that, together with additional warrants exercised on September 11, 2020, caused the number of unregistered shares issued since its last report filed under this Item 3.02 (as filed August 20, 2020) to exceed 5% of the number of shares of the outstanding common stock of the Company. Such warrant exercises were comprised of:

(i)	the exercise on September 11, 2020 of warrants to purchase an aggregate of 200,000 shares of common stock at an exercise price of $2.00 per share, for aggregate proceeds of $400,000, which warrants were originally issued to DST Capital LLC (“DST”) and were assigned by DST to certain investors prior to their exercise by such investors; and
(ii)	the exercise on September 29, 2020 of warrants to purchase an aggregate of 316,352 shares of common stock at an exercise price of $3.70 per share, for aggregate proceeds of $1,170,502.40.

In connection with the foregoing in this Item 3.02, the shares were sold and issued without registration under the Securities Act in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

Item 8.01.	Other Events

As previously reported, the Company issued warrants to acquire shares of common stock with an exercise price of $3.70 per share that were immediately exercisable until September 30, 2020. The Company has extended the expiration date to December 31, 2020 with respect to warrants exercisable for an aggregate of 122,554 shares of common stock.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSTAGE, INC.
(Registrant)

October 1, 2020	/s/ Hong Yu
(Date)	Hong Yu
President

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